                              EMPLOYMENT AGREEMENT



This Agreement is made this 10th day of July, 1998 by and between Rose Hills Company ("the Company") and Dillis Ward ("Ward").

WHEREAS, it is the mutual intent of the parties hereto that Ward be employed as the President and Chief Operating Officer of the Company, and

WHEREAS, it is the intent to set forth in this Agreement the terms and conditions of said employment.

In consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.   Employment
     ----------

     1.1 During the term of this Agreement, and subject to its terms and conditions, Ward shall be employed as President and Chief Operating Officer of the Company. In said capacity, Ward shall report to the Chief Executive Officer of the Company or to such other person(s) as the Board of Directors of the Company ("the Board") may, from time to time direct, and shall have such powers, responsibilities and authorities as may be, from time to time, assigned to him by the Board.

     1.2 This Agreement shall continue in effect without interruption until terminated according to its terms.

     1.3 During the term hereof, Ward shall devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities as an officer of the Company.

2.   Compensation
     ------------

     2.1 During the term hereof, Ward shall be paid by the Company a base salary ("Base Salary") at the rate of $250,000 per annum, provided that said Base Salary shall be reviewed annually. Any increase in the Base Salary shall be at the sole discretion of the Board. In the event that the Board, in the exercise of said discretion, increases the Base Salary, the Base Salary, as so increased, shall thereafter be the "Base Salary" for the purposes of this Agreement.

     2.2 In addition to his Base Salary, Ward shall be paid an annual bonus ("the Bonus") based upon the Company's performance in each fiscal year as measured against EBITDA targets established for the Company. The amount of the Bonus will be in the range of 0%-100% of the Base Salary according to the schedule set forth in Exhibit A. The EBITDA target for 1998 shall be as set forth in Exhibit A. EBITDA targets for years after 1998 shall be determined by the Board, in its sole discretion. For the purposes of this Agreement the term "EBITDA" shall be defined as in the Put/Call Agreement dated November 19, 1996 ("the Put/Call Agreement"), among Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Rose Hills Offshore Capital Partners II L.P., and Blackstone Family Investment Partnership II L.P. (collectively "Blackstone") Loewen Group International Inc. and The Loewen Group Inc. (collectively "Loewen"), Roses Delaware, Inc. and RHI Management Direct L.P.

2.3 In the event that (i) there is a sale of all of Blackstone's stock in RH Holdings Inc. to Loewen or its affiliates prior to the termination of this Agreement, and (ii) through the end of the year most recently completed prior to the closing of said sale, the Company has achieved cumulative EBITDA of at least 95% of the cumulative EBITDA Target as set forth in Exhibit B hereto, Ward shall receive, within 30 days of such sale, a payment ("the Long Term Incentive Payment") as calculated according to Exhibit B.

3.   Employee Benefits
     -----------------

     3.1 The Company shall provide Ward, during the term of this Agreement, coverage under employee pension and welfare benefit programs, plans and practices consistent with such benefits as are made available from time to time to other senior executives of the Company ("Benefits").

     3.2 Ward shall be entitled to no less than twenty business days paid vacation in each calendar year, which shall be taken at such time as is consistent with Ward's responsibilities hereunder. Unless otherwise approved by the Board, any vacation days not taken in any calendar year shall be forfeited without pay therefor.

4.   Termination
     -----------

     4.1 Ward shall have the right to terminate this Agreement at any time upon 90 days notice to the Company. In the event that Ward so terminates, he shall be entitled, at the time the termination becomes effective, to a lump sum payment from the Company (i) in respect of vacation accrued, but not used ("Vacation Payment") and (ii) for compensation earned under the terms of paragraphs 2.1 and 2.2 hereof, but not paid ("Compensation Payment") as of the effective date of the termination. Said Compensation Payment shall not include all or any part of the Long Term Incentive Payment or any Bonus in respect of the year in which said termination occurs. If Ward terminates this Agreement, he shall not be entitled to receive any payment, benefit, or compensation from the Company, by way of Base salary, Bonus, Long Term Incentive Payment, benefits, severance payment or otherwise, except as expressly set forth in this paragraph.

     4.2 The Company shall have the right to terminate this Agreement and Ward's employment with the Company for cause at any time. As used herein, the term "Cause" shall include (i) willful malfeasance or willful misconduct by Ward in connection with his employment, (ii) any failure or refusal by Ward to perform his duties hereunder or to follow any lawful direction from the Board which refusal or failure continues after Ward has been given notice by the Company that it deems that such failure or refusal has occurred, (iii) any breach by Ward of Section 5 herein or any other material breach of this Agreement, or (iv) the commission by Ward of any violation of law in connection with the performance of his duties hereunder, any misdemeanor involving moral turpitude or any felony. Except as explicitly provided in this paragraph, the Company shall not be required to provide Ward with advance notice of termination for cause.

     4.3 In the event that Ward is terminated for cause under the terms of paragraph 4.2, he shall be entitled to receive a lump sum payment from the Company in respect of the Vacation Payment and the Compensation Payment. Said Compensation Payment shall not include all or any part of the Long Term Incentive Payment or any Bonus in respect of the year in which said termination occurs. If Ward is terminated for cause under paragraph 4.2, he shall not be entitled to receive any payment, benefit, or compensation from the Company, by way of Base salary, Bonus, Long Term Incentive Payment, benefits, severance payment or otherwise, except as expressly set forth in this paragraph 4.3.

     4.4 The Company shall have the right to terminate this Agreement at any time, with or without reason, or for any reason, upon 24 months notice to Ward. In the event of a termination under this paragraph, Ward shall be entitled to receive:

(a) his Base Salary through the effective date of the termination ("the Termination Date"),

(b) Benefits, as defined in paragraph 3.1 hereof, through the Termination Date,

(c) Bonus, to the extent payable under paragraph 2.2 hereof, in respect of any year completed prior to the Termination Date,

(d) if the termination becomes effective at any time in a year ("the Termination Year") other than at year-end, a pro rated portion of the Bonus in respect of the Termination Year, based upon the number of months completed in the Termination Year as of the Termination Date (the "Termination Bonus"). Said Termination Bonus shall be calculated, after the close of the Termination Year, by multiplying (i) the Bonus to which Ward would have been entitled for the entire year, as per Exhibit A, if he had not been terminated before the end of the year, by (ii) 0.083 for each complete calendar month during which Ward was employed by the Company during that year. For example, if this Agreement were to be terminated during the sixth month of a year, the Termination

Bonus payable to Ward for that year would be calculated as:

     TB = B x 5(.083)

     where TB = The Termination Bonus to be paid,
            B = The Bonus that Would have been payable if this Agreement had not been terminated before year-end, and
            5 = The number of complete months of employment prior to
                termination, and

(e) if, as at the end of the last complete year prior to the Termination Date, the Company's Cumulative EBITDA has been in excess of 95 % of the applicable Cumulative EBITDA Target, as per Exhibit B hereto, a pro rated portion of the Long Term Incentive Payment ("the Pro Rated LTIP") which shall be calculated by multiplying (i) the number of calendar months completed, as of the Termination Date, since January 1, 1998, by $ 10,400, provided that, in no event, shall the Pro Rated LTIP exceed $ 900,000.

If this Agreement is terminated by the Company other than for cause, Ward shall not be entitled to receive any payment, benefit, or compensation from the Company, by way of Base salary, Bonus, Long Term Incentive Payment, benefits, severance payment or otherwise, except as expressly set forth in this paragraph 4.4.

5.   Confidential Information; Non-Competition
     -----------------------------------------

5.1 Ward shall not, without the prior written consent of the Company, use , divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company, Loewen, Blackstone, or any of their respective affiliates, except (i) while employed by the Company, in the business of and for the benefit of the Company, or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative agency or legislative body ( including a committee thereof) with jurisdiction to order Ward or the Company to divulge, disclose or make accessible such information. For the purposes of this paragraph 5. 1, "Confidential Information" shall mean all non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other nonpublic, proprietary and confidential information of the Company, Blackstone, Loewen, or any of their parent, subsidiary or affiliated companies, or customers that is not otherwise available to the public (other than by Ward's breach of this Agreement).

     5.2 During the period of his employment hereunder and for two years thereafter, Ward agrees that, without the prior written consent of the Company,
(a) he will not, either directly or indirectly, either as principal, manager, agent consultant, officer, stockholder, partner, investor, lender, or employee, or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in competition with the business of the Company or Loewen or any of their parent, subsidiary or affiliated companies, and (b) he will not, on his own behalf or on behalf of any person , firm or company other than the Company, directly or indirectly, solicit or offer employment to any person who has been employed by the Company, Loewen, Blackstone or any of their parent, subsidiary or affiliated companies at any time during the 12 months immediately preceding such solicitation.

     5.3 For the purposes of paragraph 5.2, a business shall be deemed to be in competition with the Company or Loewen if it owns, operates or manages a funeral home or cemetery property that is located within 25 miles of any funeral home or cemetery property owned, operated or managed by the Company or Loewen within the State of California, or if it is engaged as the material part of its business in the consolidation of funeral home or cemetery properties as a national or North America wide basis. Ward further agrees that he will not compete within a 25 mile radius of any funeral home or cemetery property owned, operated or managed by Loewen, that Ward had management responsibilities for on October 1, 1998. Nothing in this Agreement shall be construed to bar Ward from accepting employment with a funeral home or cemetery property or in any other geographic region.

     5.4 Ward and the Company agree that the covenant of paragraphs 5.2 and 5.3 are reasonable under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, that, without further action by the parties, said covenant shall be deemed modified so as to have the broadest possible scope, consistent with the opinion of said court, and shall be enforceable as so modified.

     5.5 Ward agrees that any breach of the covenants of this section 5 would cause irreparable injury to the Company, Loewen and Blackstone for which monetary damages would not be an adequate remedy. Accordingly, Ward agrees that, in the event of such breach, the Company, Loewen or Blackstone, in addition to pursuing any other remedies that they may have in law or in equity,
(i) may cease making any payments otherwise required by this Agreement, and (ii) shall be entitled to a temporary iiijlinction and permanent injunction restraining any further violation of this Agreement by Ward.

6.   Arbitration
     -----------

     6.1 Any and all disputes and claims arising from or in relation to this Agreement, with the exception of (i) an action by the Company, Loewen or Blackstone for injunctive relief under section 5 of this Agreement, or (ii) an action by Ward under federal or state laws against discrimination in employment, shall be resolved through arbitration in Los Angeles California under the auspices and rules of the American Arbitration Association. Any action for injunctive relief under section 5 hereof or under federal or state anti-discrimination laws may be brought in any court of competent jurisdiction.

     6.2 ln the event that either party to this Agreement, or Loewen or Blackstone brings a claim or action for enforcement of this Agreement, or otherwise relating to or arising from this Agreement, the prevailing party shall be entitled to recover his or its costs of suit including a reasonable attorney's fee.

7.   Successors and Assigns
     ----------------------

     7.1 This Agreement shall inure to the benefit of and be binding upon the undersigned parties hereto and their respective successors and assigns.

     7.2 Ward may not assign his performance of this Agreement without the prior, expressed written, consent of the Company.

8.   Survival of Covenants
     ---------------------

     8.1 The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. Without limiting the generality of the foregoing, the provisions of section 5 hereof shall remain in effect as long as necessary to give effect thereto, notwithstanding the termination of this Agreement.

9.   Governing Law
     -------------

     9.1 This Agreement shall be construed, interpreted and governed in accordance with the laws of the state of California without reference to rules relating to conflicts of laws.

10.  Effect on Prior Agreements
     --------------------------

     10.1 This Agreement contains the entire understanding between the parties relating TO THE subject matter hereof and supersedes in all respects any prior or other agreement OR understanding between the Company, Blackstone, Loewen or any of their affiliates and Ward relating TO the subject matter.

11.  Counterparts
     ------------

     11.1 This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

                                    ROSE HILLS COMPANY

                                    By:  /s/ DENNIS C. POULSEN
                                         ---------------------

                                    Its  CHAIRMAN
                                         ---------------------


                                    DILLIS WARD

                                         /s/ DILLIS R. WARD
                                         ------------------

SCHEDULE A

Annual Incentive Bonus
----------------------

For the fiscal year ended December 31, 1998, and, for each succeeding year during the term of the Employment Agreement, a bonus payment will be made based on the relationship between the audited EBITDA (as defined in tile Put/Call Agreement) for the, year in question and the Projected EBITDA (as described below) for that year. For the purposes of this comparison, the audited EBITDA will be adjusted to take into account an accrual for these bonus payments.

Projected EBITDA for the year ended December3l, 1998 (before adjustments for acquisitions) shall be $32.7 million. EBITDA targets for 1999 and later years, will be set by the Board of Directors, on or before February 1 of the bonus year. For the purposes of determining the amount of any annual bonus, the Projected FBITDA for the year will be adjusted by adding, to the Projected EBITDA initially established by the Board of Directors, the budgeted EBITDA for any acquisition during the year.

The realization matrix for the annual bonus will be:

     Percent Projected   Percent Salary
     EBITD Attained      Paid as Bonus
     --------------      -------------

     Less than 90%            .0%
            90%             25.0%
            91%             27.5%
            92%             30.0%
            93%             32.5%
            94%             35.0%
            95%             37.5%
            96%             40.0%
            97%             42.5%
            98%             45.0%
            99%             47.5%
           100%             50.0%
           101%             55.0%
           102%             60.0%
           103%             65.0%
           104%             70.0%
           105%             75.0%
           106%             90.0%
           107%             85.0%
           108%             90.0%
           109%             95.0%
           110% or greater 100.0%

SCHEDULE B


Cumulative EBITDA Targets
-------------------------

For the purpose of calculating the Long Term Incentive Payment to Ward under paragraph 2.3 of the Employment Agreement, the following cumulative EBITDA targets shall apply, provided that, in the event of acquisitions during the term of said Agreement, the cumulative EBITDA targets shall be increased by the budget EBITDA of said acquisitions:


January 1, 1998 through December 31, 1998           $ 32,700,000
                through December 31, 1999           $ 70,600,000
                through December 31, 2000           $113,500,000
                through December 31, 2001           $161,500,000
                through December 31, 2002           $212,800,000
                through December 31, 2003           $267,600,000
                through December 31, 2004           $326,200,000
                through December 31, 2005           $388,900,000


Long Term Incentive Bonus
-------------------------

In order for Ward to earn the Long Term Inventive Bonus, the Company must have achieved, through the Exercise Date (as that term is defined in the Put/Call Agreement) 95% of the cumulative EBITDA target as set forth above (adjusted for acquisitions). In the event that the Exercise Date is not the last day of a calendar year, the cumulative EBITDA target will be prorated based on the portion of the calendar year completed as of the Exercise Date.

If 95% of the applicable cumulative EBITDA target has been achieved at the Exercise Date, the Long Term Incentive Bonus shall be calculated as follows:


EXERCISE DATE                                   AMOUNT

     Prior to January 1, 2002                  $500,000
     January 1, 2002 to December 31, 2002      $600,000
     January 1, 2003 to December 31, 2003      $700,000
     January 1, 2004 to December 31, 2004      $800,000
     January 1, 2005 or thereafter             $900,000
